Exhibit 10.32

SEPARATION AGREEMENT AND RELEASE

This Agreement entered as of July 22, 2004 by and between Humphrey Hospitality Trust, Inc., a Virginia corporation (the “Company”) and George R. Whittemore (“Whittemore”)

1. Employment Termination. As of August 15, 2004, (“Termination Date”) Whittemore shall cease to be an employee of the Company.

2. Compensation of Whittemore. Subject to Whittemore’s compliance with the terms and conditions of this Agreement, the Company has agreed pay Whittemore $250,000, payable over twelve months on a semiweekly basis, in accordance with the normal payroll practices of the Company.

In addition, the Company shall provide Whittemore with the health, dental, life and disability benefits available to Whittemore as an employee on the Termination Date for the period of twelve (12) months following the Termination Date. Whittemore shall pay for such benefits at the same rate as he pays on the Termination Date.

All payments hereunder shall be subject to any required tax withholding or payments.

3. Consultant. During the twelve months following the Termination Date (“Consulting Period”), Whittemore shall act as an advisor and consultant to the Company. During the Consulting Period, Whittemore shall hold himself available to perform such duties with respect to the Company as may be reasonably assigned to him from time to time by the management of the Company. As part of his consulting, Whittemore will support the Company’s transition and will thoroughly assist with respect thereto. During such consulting, Whittemore shall perform his duties in a prudent business-like manner and in the sole interest of the Company. During the Consulting Period, the Company will reimburse Whittemore any reasonable business expense he incurs that are necessary for his consulting and that he properly documents to the Company.

4.	Additional Whittemore Obligations. Whittemore also agrees that he will:

(a)	Personally provide reasonable assistance and cooperation in providing or obtaining information for the Company, and its representatives, concerning any Company matter of which Whittemore is knowledgeable.

(b)	Refrain from engaging in any conduct, making comments, disparaging remarks or statements, with the purpose or effect of which is to harm the reputation, goodwill, or commercial interests of the Company, its management or leadership, or any of its affiliates. The Company also agrees to refrain from engaging in any conduct or making comments, or statements, the purpose and effect to which is to harm the reputation, goodwill or interest of Whittemore.

5. Professional References. The Company confirms its ability to provide positive employment references on Whittemore’s behalf at any time in the future, if requested by Whittemore. The Company agrees to, at all times, represent Whittemore’s contributions to the Company in an appropriate manner whereby Whittemore’s professional reputation, credibility and personal dignity are preserved.

6. Release. In exchange for the benefits provided to Whittemore by the Company, and except for the Company’s obligations hereunder, Whittemore hereby releases the Company and each of its agents, directors, officers, employees, representatives, attorneys, affiliates, and its and their predecessors, successors, heirs, executors, administrators and assigns, and all persons acting by, through, or under or in concert with any of them (collectively “Releasees”), or any of them, of and from any and all claims of any nature whatsoever, in law or equity, which Whittemore ever had, now has, or may have had relating to Whittemore’s employment, or termination of employment. This includes (i) all claims relating to salary, overtime, vacation, pay, incentive bonus plans and/or severance pay, stock options, and any and all other fringe benefits, for which Whittemore was eligible during employment and (ii) all claims under any employment agreement, change-in-control agreement or other agreements between Whittemore and the Company and/or its subsidiaries or affiliates; (iii) and all claims Whittemore may have against the Company or its employees under Title VII of the Civil Rights Act of 1962; the Employee Retirement Income Security Act of 1974; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Family and Medical Leave Act; or any other federal, state or local law or regulation regarding your employment or termination of employment.

This release shall not preclude an action to enforce the specific terms of this Agreement; to any claims based on acts or events after this Agreement has become effective; to any unemployment or workers compensation benefits to which Whittemore may have been entitled; nor to benefits in which Whittemore has become vested under the Employee Retirement Income Security Act.

7. Return of Company Property. Whittemore agrees to return to the Company immediately upon termination of his consulting activities, all files, records, documents, reports, computers, cellular telephones and other business equipment, keys and other physical, personal or electronically stored property of the Company in Whittemore’s possession or control and further agrees that Whittemore will not keep, transfer or use any copies or excerpts of the foregoing items without written approval of the Company.

8. Confidentiality Agreement. As an employee of the Company, Whittemore agrees that the Company has developed and continues to develop and use commercially valuable confidential and/or proprietary technical and non-technical information which is vital to the success of the Company’s business, and furthermore, that the Company utilizes confidential information, trade secrets and proprietary customer information in its business. For purposes of this Agreement, Whittemore acknowledges that “Confidential Information” means the Company’s marketing plans, market positions, strategy, budgets, long-range plans, customer information, sales data, personnel information, privileged information, or other information used by or concerning the Company, which such information is not publicly available, or has been treated as confidential.

Whittemore agrees that from this time forward, Whittemore will not, either directly or indirectly, disclose or use for the benefit of any person, firm, corporation or other business organization or himself, any Confidential Information related to the Company or its affiliates.

Whittemore agrees that Whittemore has and will keep the terms and amount of this Agreement completely confidential, except as required by applicable law, and that Whittemore has not, nor will Whittemore hereafter disclose any information concerning this Agreement to any person other than Whittemore’s present attorneys, accountants, tax advisors, or immediate family, and only if those persons agree to abide for the provisions of the paragraph.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

10. Assignment. This Agreement shall not be assignable by Whittemore or the Company, except the Company may assign this Agreement to any person, corporation or entity which may hereafter acquire or succeed to all or substantially all of the business or assets of the Company.

11. Remedies. In the event of a breach or asserted breach of the terms, covenants or conditions of this Agreement, the remedy of the aggrieved party shall be in law and in equity and injunctive relief shall lie for the enforcement of or release from any provisions of this Agreement. Should any provision of this Separation Agreement and Release be declared or determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provisions shall be deemed not to be a part of the Separation Agreement and Release.

12. Attorney Consultation. Whittemore acknowledges that he has been informed by representatives of the Company that he may want to consult with an attorney before signing this Agreement and may have an attorney review the Agreement, and he has done so.

13. Effect of Agreement. Whittemore expressly acknowledges that this Separation Agreement and Release is intended to include in its effect, without limitation, all claims which have arisen and of which Whittemore knows or does not know, should have known, had reason to know or suspects to exist in Whittemore’s favor at the time of execution hereof, and this Separation Agreement and Release contemplates the extinguishment of any such claim,

14. Entire Agreement. This Separation Agreement and Release sets forth the entire agreement between the parties hereto, and fully supersedes any and all prior agreements or understandings between the parties hereto pertaining to the subject matter hereof.

PLEASE READ CAREFULLY. THIS SEPARATION AGREEMENT AND RELEASE INCLUDES RELEASES OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, intending to be legally bound thereby, the Company and Whittemore have executed the foregoing Separation Agreement and Release effective the date and year first above written.

HUMPHREY HOSPITALITY TRUST, INC.

/s/ George R. Whittemore	By:	/s/ Paul J. Schulte
GEORGE R. WHITTEMORE	Its:	Chairman of the Board

Date: July 22, 2004	Date:	July 22, 2004